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                                                                 EXHIBIT 23.1



                          [ARTHUR ANDERSEN LETTERHEAD]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                        /s/ ARTHUR ANDERSEN LLP

                                            ARTHUR ANDERSEN LLP


Los Angeles, California

October 1, 1997